UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2012

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 11, 2012, Brainstorm Cell Therapeutics Inc. (the “Company”) appointed Adrian Harel, Ph.D., as its Chief Executive Officer. Dr. Harel previously served as the Company’s Chief Operating Officer and Acting Chief Executive Officer. In addition to his role as Chief Executive Officer of the Company, Dr. Harel will continue to serve as the Company’s Director of Research and Development. There were no changes to Dr. Harel’s employment terms in connection with the appointment as Chief Executive Officer.

The Company’s Form 8-K filed with the Securities and Exchange Commission on February 2, 2011 and the employment agreement filed as Exhibit 10.1 thereto are incorporated herein by reference.

(e) On June 12, 2012, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the amendment and restatement of the Company’s 2004 Global Share Option Plan (the “Global Plan”) and 2005 U.S. Stock Option and Incentive Plan (collectively, the “Plans”). The amendment and restatement of the Plans was approved by the Company’s Board of Directors, subject to the approval of the Company’s stockholders, and became effective with such stockholder approval on June 12, 2012. As a result of such stockholder approval, the Plans were amended to increase the number of shares of the Company’s common stock available for issuance under the Plans by 9,000,000 shares, collectively, and the Global Plan was amended to provide for the issuance of restricted stock and other equity-based awards under such plan.

A more complete description of the terms of the Plans and the amendments thereto can be found in “Proposal No. 4 & 5 – Approval of Amendment and Restatement of 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan” (pages 11 through 17) in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 7, 2012. The foregoing descriptions are qualified in their entirety by reference to the Plans filed as exhibits hereto, which exhibits are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As stated above in Item 5.02, the 2012 Annual Meeting of Stockholders of the Company (the “Meeting”) was held on June 12, 2012. At the Meeting, the following matters were voted upon by the stockholders of the Company:

1.	The election of seven directors until the next annual meeting of stockholders;
2.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers;
3.	The approval, on an advisory basis, of the frequency of future executive compensation advisory votes;
4.	The amendment and restatement of the Plans to increase the number of shares of the Company’s common stock available for issuance thereunder by 9,000,000 shares, collectively;
5.	The amendment and restatement of the Global Plan to provide for the issuance of restricted stock and other equity-based awards under such plan; and
6.	The ratification of the appointment of Brightman Almagor & Zohar Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year.

The number of shares of common stock issued, outstanding and eligible to vote at the Meeting as of the record date of April 23, 2012 was 127,961,217. Each of the matters voted upon at the Meeting was approved by the requisite number of votes. The final results of the voting on each of the matters presented to stockholders at the Meeting are as follows:

	VOTES FOR	VOTES WITHHELD	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
1. Election of seven directors:
Dr. Irit Arbel	39,314,902	352,005	N/A	N/A	34,097,005
Mordechai Friedman	39,316,402	350,505	N/A	N/A	34,097,005
Dr. Abraham Israeli	39,539,902	127,005	N/A	N/A	34,097,005
Alon Pinkas	39,316,252	350,655	N/A	N/A	34,097,005
Chen Schor	39,540,252	126,655	N/A	N/A	34,097,005
Dr. Robert Shorr	39,539,902	127,005	N/A	N/A	34,097,005
Malcolm Taub	39,541,402	125,505	N/A	N/A	34,097,005

2. Approve compensation	39,037,255	N/A	566,882	62,770	34,097,005

3. 3. Approve future compensation:	See below	N/A	N/A	265,870	34,097,005
Every 1 Year	2,000,333
Every 2 Years	94,310
Every 3 Years	37,306,394

4. Amendment and Restatement of the Plans (increase shares)	38,142,969	N/A	1,426,868	97,070	34,097,005

5. Amendment and Restatement of the Global Plan (equity-based awards)	38,710,104	N/A	862,765	94,038	34,097,005

6. Ratification of Brightman Almagor Zohar & Co	73,484,162	N/A	272,965	6,785	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2012	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Liat Sossover
Liat Sossover
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Brainstorm Cell Therapeutics Inc. Amended and Restated 2004 Global Share Option Plan is incorporated herein by reference to Exhibit A to the Registrant’s Definitive Schedule 14A filed May 7, 2012 (File No. 000-54365).
10.2	Brainstorm Cell Therapeutics Inc. Amended and Restated 2005 U.S. Stock Option and Incentive Plan is incorporated herein by reference to Exhibit B to the Registrant’s Definitive Schedule 14A filed May 7, 2012 (File No. 000-54365).
99.1	Description of Brainstorm Cell Therapeutics Inc. Amended and Restated 2004 Global Share Option Plan and Brainstorm Cell Therapeutics Inc. Amended and Restated 2005 U.S. Stock Option and Incentive Plan, each as amended and restated, is incorporated herein by reference to Proposal No. 4 & 5 (pages 11 through 17) of the Registrant’s Definitive Schedule 14A filed May 7, 2012 (File No. 000-54365).